EXHIBIT 3.6

          BYLAWS OF FIRST ROBINSON SAVINGS BANK, NATIONAL ASSOCIATION

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                                    BYLAWS OF


                FIRST ROBINSON SAVINGS BANK, NATIONAL ASSOCIATION



                                    ARTICLE I


                            Meetings of Shareholders

         Section 1.1. Annual Meeting. The regular annual meeting of the shareholders to elect directors and transact whatever other business may properly come before the meeting, shall be held at the main office of the Association, 501 East Main Street, City of Robinson, State of Illinois or such other places as the Board of Directors may designate, at 8:00 a.m. on the Fourth Tuesday of November of each year. If, for any cause, an election of directors is not made on that date, or in the event of a legal holiday, on the next following banking day, an election may be held on any subsequent day within 60 days of the date fixed, to be designated by the Board of Directors, or if the directors fail to fix the date, by the shareholders representing two-thirds of the shares.

         Section 1.2. Special Meetings. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors or by any one or more shareholders owning, in the aggregate, not less than ten percent of the outstanding stock of the Association entitled to vote at the meeting. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than 10 days prior to the date fixed for the meeting, to each shareholder at the address appearing on the books of the Association a notice stating the purpose of the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the home office of the Association to the Chairperson of the Board, the President or the Secretary.

         Section 1.3. Nominations of Directors. Nominations for election to the board of directors may be made by the board of directors or by any stockholder of any outstanding class of capital stock of the association entitled to vote for election of directors. Nominations other than those made by or on behalf of the existing management shall be made in writing and be delivered or mailed to the president of the association not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days notice of the meeting is given to shareholders, such nominations shall be mailed or delivered to the president of the association not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder.

(1)      The name and address of each proposed nominee.

(2)      The principal occupation of each proposed nominee.



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(3)      The total  number of shares of capital  stock of the  association  that will be voted for each proposed nominee.

(4)      The name and residence address of the notifying shareholder.

(5) The number of shares of capital stock of the association owned by the notifying shareholder.

         Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the chairperson of the meeting, and the vote tellers may disregard all votes cast for each such nominee. No bylaw may unreasonably restrict the nomination of directors by shareholders.

         Such notification shall contain the following information to the extent known to the notifying shareholder: (i) the name and address of the proposed nominee; (ii) the principal occupation of the proposed nominee; (iii) the total number of shares of capital stock of the Association that will be voted for each proposed nominee; (iv) the name and residence of the notifying shareholder; and
(v) the number of shares of capital stock of the Association owned by the notifying shareholder. Nominations not made in accordance herewith may, in the discretion of the chairperson of the meeting, be disregarded by the chairperson and upon the chairperson's instructions, the vote tellers may disregard all votes cast for each such nominee.

         Section 1.4. Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this Association shall act as proxy. Proxies solicited on behalf of the management shall be voted as directed by the shareholder, or in the absence of such direction, as determined by a majority of the Board of Directors. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and filed with the records of the meeting. Proxies with rubber stamped facsimile signatures may be used and unexecuted proxies may be counted upon receipt of a confirming telegram from the shareholder. No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest. Proxies meeting the above requirements submitted at any time during a meeting shall be accepted.

         Section 1.5. Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law, or by the shareholders or directors pursuant to Section 9.2; but less than a quorum may adjourn any meeting by action of a majority of the shares so represented, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association, or by the shareholders or directors pursuant to Section 9.2. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum.

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         Section 1.6.  Waiver of Notice.  A written waiver of notice,  signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting need be specified in any written waiver of notice.

         Section 1.7. Notice of Meetings. Written notice stating the place, day, and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 10 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the Chairperson of the Board, the President, or the Secretary, or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the U.S. mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the savings bank as of the record date prescribed in Section 1.8 with postage prepaid. When any shareholders' meeting, either annual or special, is adjourned to a different date, time or place, notice need not be given of the new date, time or place, if the new date, time or place is announced at the meeting before adjournment, unless any additional items of business are to be considered, or the Association becomes aware of an intervening event materially affecting any matter to be voted upon on more than 10 days prior to the date to which the meeting is adjourned. If a new record date is fixed, however, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

         Section 1.8. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 60 days and, in case of a meeting of shareholders, not fewer than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment. The record date for determining shareholders entitled to vote at a special meeting is the date the first shareholder signs a demand for the meeting describing the purpose or purposes for which it is to be held.

         A special meeting may be called by the shareholders or the Board of Directors to amend the Articles of Association or Bylaws, whether or not the Bylaws may be amended by the Board of Directors in the absence of shareholder approval.

         Section 1.9. Voting List. At least 20 days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the Association shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment, arranged in alphabetical order, with the address and the number of shares held by each. This list of shareholders shall be kept on file at the home office of the Association and shall be subject to inspection by any shareholder at any time during usual business hours for a period of 20 days prior

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to such meeting.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

         Section 1.10. Voting of Shares in the Name of Two or More Persons. When ownership stands in the name of two or more persons, in the absence of written directions to the Association to the contrary, at any meeting of the shareholders of the Association any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

         Section 1.11. Voting of shares by Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Neither treasury shares of its own stock held by the Association nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Association, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

         Section 1.12. Cumulative Voting. Every shareholder entitled to vote at an election for directors shall have the right to vote, in person or by proxy, the number of shares owned by the shareholder for as many persons as there are directors to be elected and for whose election the shareholder has a right to vote, or to cumulate the votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of shares shall equal or by distributing such votes on the same principle among any number of candidates.

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         Section  1.13.  Inspectors  of  Election.  In advance of any meeting of shareholders, the board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the Chairperson of the Board or the President may, or on the request of not fewer than 10 percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the Chairperson of the Board or the President.

         Unless otherwise prescribed by law, the duties of such inspectors shall include: de termining the number of shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

         Section 1.14. New Business. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the Secretary of the Association at least five days before the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting; but no other proposal shall be acted upon at the annual meeting. Any shareholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the Secretary at least five days before the meeting, such proposal shall be laid over for action at an adjourned, special, or annual meeting of the shareholders taking place 30 days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees; but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

         Section 1.15. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter.


                                   ARTICLE II

                                    Directors

         Section 2.1. Board of Directors. The Board of Directors shall have the power to manage and administer the business and affairs of the Association.
Except as expressly limited by law, all corporate powers of the Association shall be vested in and may be exercised by said Board of Directors.

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         Section 2.2.  Number.  The Board of Directors shall consist of not less than five nor more than twenty-five shareholders, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any meeting thereof; provided, however, that a majority of the full Board of Directors may not increase the number of directors to a number which; (i) exceeds by more than two the number of directors last elected by shareholders where such number was fifteen or less; and (ii) to a number which exceeds by more than four the number of directors last elected by shareholders where such number was sixteen or more, but in no event shall the number of directors exceed twenty-five. The members of the Board of Directors shall be elected annually.


         Section 2.3. Organization Meeting. The Cashier, upon receiving the certificate of the Inspectors of Election, of the result of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at the main office of the Association to organize the new Board of Directors and elect and appoint officers of the Association for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within 30 days thereof. If, at the time fixed for such meeting, there shall not be a quorum, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

         Section 2.4. Regular Meetings. The regular meetings of the Board of Directors shall be held, without notice, on the Second Tuesday of each month at the main office. When any regular meeting of the Board of Directors falls upon a holiday, the meeting shall be held on the next banking business day unless the Board of Directors shall designate another day.

         Section 2.5. Special Meetings. Special meetings of the Board of Directors may be called by the Chairperson of the Board, the President or at the request one-third of the directors. Each member of the Board of Directors shall be given notice stating the time and place by telegram, letter, or in person, of each special meeting. The persons authorized to call special meetings may fix any place for holding any special meeting called by such persons.

         Section 2.6. Quorum. A majority of the director positions on the Board of Directors shall constitute a quorum at any meeting, except when otherwise provided by law or these Bylaws, provided that a quorum may not be reduced below one-third of the director positions but a less number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. If the number of directors is reduced below the number that would constitute a quorum, no business may be transacted, except selecting directors to fill vacancies in conformance with Section 2.7. If a quorum is present, the directors may take action through a vote of the majority of the directors who are in attendance.

         Section 2.7. Vacancies. When any vacancy occurs among the directors, including a vacancy created by an increase in the number of directors, the remaining members of the Board of Directors, according to the laws of the United States, may appoint a director to fill such vacancy at any regular meeting of the Board of Directors, or at a special meeting called for that purpose at which a quorum is present, or if the directors remaining in office constitute fewer than

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a quorum of the Board of Directors, by the affirmative vote of a majority of all the directors remaining in office, or by shareholders at a special meeting called for that purpose, in conformance with Section 1.2. At any such shareholder meeting, each shareholder entitled to vote shall have the right to multiply the number of votes he or she is entitled to cast by the number of vacancies being filled and cast the product for a single candidate or distribute the product among two or more candidates. A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

         Section 2.8. Telephone Meetings. Members of the Board of Directors may participate in and hold meetings by means of conference telephone or similar communications equipment such that all persons participating in the meeting can hear each other. Such participation shall constitute presence in person but shall not constitute attendance for the purposes of compensation pursuant to
Section 2.12.

         Section 2.9. Notice. Written notice of any special meeting shall be given to each director at least two days prior thereto when delivered personally or by telegram or at least five days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so ad dressed, with postage prepaid if mailed or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the Secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 2.10. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

         Section 2.11. Manner of Acting. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is required by law, the Articles of Association or these Bylaws.

         Section 2.12. Resignation. Any director may resign at any time by sending a written notice of such resignation to the home office of the Association addressed to the Chairperson of the Board or the President. Unless otherwise specified, such resignation shall take effect upon receipt by the Chairperson of the Board or the President. More than three consecutive absences from regular meetings of the Board of Directors, unless excused by resolution of the Board of Directors, shall automatically constitute a resignation, effective when such resignation is accepted by the Board of Directors.

         Section 2.13. Compensation. Directors, as such, may receive a stated salary for their services. By resolution of the Board of Directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special

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meeting  of the Board of  Directors.  Members  of  either  standing  or  special committees may be allowed such compensation for actual attendance at committee meetings as the Board of Directors may determine.

         Section 2.14. Presumption of Assent. A director of the Association who is present at a meeting of the Board of Directors at which action on any Association matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Association within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

         Section 2.15. Removal of Directors. At a meeting of shareholders called expressly for that purpose, any director may be removed for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. If less than the entire board is to be removed, no one of the directors may be removed if the votes cast against the removal would be sufficient to elect a director if then cumulatively voted at an election of the class of directors of which such director is a part. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the Articles of Association, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

                                   ARTICLE III

                             Committees of the Board


         Section 3.1. Appointment. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate the Chief Executive Officer and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article III and the delegation of authority shall not operate to relieve the Board of Directors, or any director, of any responsibility imposed by law or regulation.

         Section 3.2. Authority. The executive committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the Board of Directors with reference to: the declaration of dividends; the amendment of the Articles of Association or Bylaws of the Association or recommending to the shareholders a plan of merger, consolidation, or conversion; the sale, lease, or other disposition of all or substantially all of the property and assets of the Association otherwise than in the usual and regular course of its business; a voluntary dissolution of the Association; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

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         Section 3.3.  Tenure.  Subject to the  provisions  of Section 3.8, each member of the executive committee shall hold office until the next regular annual meeting of the Board of Directors following his or her designation and until a successor is designated as a member of the executive committee.

         Section 3.4. Meetings. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date, and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

         Section 3.5. Quorum. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

         Section 3.6. Action Without a Meeting. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

         Section 3.7. Vacancies. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full board of directors.

         Section 3.8. Resignations and Removal. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the President or Secretary of the Association. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

         Section 3.9. Procedure. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting held next after the proceedings shall have occurred.

         Section 3.10. Loan Committee. There shall be a loan committee composed of four directors, appointed by the Board of Directors annually or more often. The loan committee shall have power to discount and purchase bills, notes and other evidences of debt, to buy and sell bills of exchange, to examine and approve loans and discounts, to exercise authority regarding loans and discounts, and to exercise, when the Board of Directors is not in session, all other powers of the Board of Directors regarding loans that may lawfully be delegated. The loan committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of

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the Board of Directors at which a quorum is present, and any action taken by the
Board of Directors with respect thereto shall be entered in the minutes of the Board of Directors.

         Section 3.11. Investment Committee. There shall be an investment committee composed of three directors, appointed by the Board of Directors annually or more often. The investment committee shall have the power to insure adherence to investment policy, to recommend amendments thereto, to purchase and sell securities, to exercise authority regarding investments and to exercise, when the Board of Directors is not in session, all other powers of the Board of Directors regarding investment securities that may be lawfully delegated. The investment committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board of Directors at which a quorum is present, and any action taken by the Board of Directors with respect thereto shall be entered in the minutes of the Board of Directors.


         Section  3.12.  Examining  Committee.   There  shall  be  an  Examining
Committee composed of not less than three directors, exclusive of any active officers, appointed by the Board of Directors annually or more often, whose duty it shall be to make an examination at least once during each calendar year and within 15 months of the last such examination into the affairs of the Association or cause suitable examinations to be made by auditors responsible only to the Board of Directors and to report the result of such examination in writing to the Board of Directors at the next regular meeting thereafter. Such report shall state whether the Association is in a sound condition, whether adequate internal controls and procedures are being maintained and shall recommend to the Board of Directors such changes in the manner of conducting the affairs of the Association as shall be deemed advisable.

         Section 3.13. Other Committees. The Board of Directors may appoint, from time to time, from its own members, other committees of one or more persons, for such purposes and with such powers as the Board of Directors may determine. A committee may not, however, (i) authorize distributions of assets or dividends; (ii) approve action required to be approved by shareholders; (iii) fill vacancies on the Board of Directors or any of its committees; (iv) amend the Articles of Association; (v) adopt, amend or repeal these Bylaws; or (vi) authorize or approve issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series or shares.


                                   ARTICLE IV

                             Officers and Employees

         Section 4.1. Chairperson of the Board of Directors. The Board of Directors shall appoint one of its members to be the Chairperson of the Board of Directors to serve at its pleasure. Such person shall preside at all meetings of the Board of Directors. The Chairperson of the Board of Directors shall supervise the carrying out of the policies adopted or approved by the Board of Directors; shall have general executive powers, as well as the specific powers conferred by these

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Bylaws;  and shall also have and may exercise such further  powers and duties as from time to time may be conferred upon, or assigned by the Board of Directors.

         Section 4.2. President. The Board of Directors shall appoint one of its members to be the President of the Association. In the absence of the Chairperson, the President shall preside at any meeting of the Board of Directors. The President shall have all general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the Office of President, or imposed by these Bylaws. The President shall also have and may exercise such further powers and duties as from time to time may be conferred, or assigned by the Board of Directors.

         Section 4.3 Vice President. The Board of Directors may appoint one or more Vice Presidents. Each Vice President shall have such powers and duties as may be assigned by the Board of Directors. One Vice President shall be designated by the Board of Directors, in the absence of the President, to perform all the duties of the President.


         Section 4.4. Secretary. The Board of Directors shall appoint a Secretary, Cashier, or other designated officer who shall be Secretary of the Board of Directors and of the Association, and shall keep accurate minutes of all meetings. The Secretary shall attend to the giving of all notices required by these Bylaws; shall be custodian of the corporate seal, records, documents and papers of the Association; shall provide for the keeping of proper records of all transactions of the Association; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of Cashier, or imposed by these Bylaws; and shall also perform such other duties as may be assigned from time to time, by the Board of Directors.

         Section 4.5. Other Officers. The Board of Directors may appoint one or more assistant vice presidents, one or more trust officers, one or more assistant secretaries, one or more assistant cashiers, one or more managers and assistant managers of branches and such other officers and attorneys in fact as from time to time may appear to the Board of Directors to be required or desirable to transact the business of the Association. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the Board of Directors, the Chairperson of the Board of Directors or the President. The Board of Directors may authorize an officer to appoint one or more officers or assistant officers.

         Section 4.6. Tenure of Office. The President and all other officers shall hold office for the current year for which the Board of Directors was elected, unless they shall resign, die, become disqualified, or be removed; and any vacancy occurring in the office of President or other officer shall be filled promptly by the Board of Directors for the unexpired portion of the term. Election or appointment of an officer, employee or agent shall not of itself create contractual rights. The Board of Directors may authorize the Association to enter into an employment contract with any officer, but no such contract will impair the right of the Board of Directors to remove any officer in accordance with Section 4.8.

11

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         Section  4.7.  Resignation.  An  officer  may  resign  at any  time  by delivering notice to the Association. A resignation is effective when the notice is given unless the notice specifies a later effective date.

         Section 4.8. Removal. Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the Association will be served thereby, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed.

         Section 4.9. Remuneration. The remuneration of the officers shall be fixed from time to time by the Board of Directors.


                                    ARTICLE V

                          Stock and Stock Certificates


         Section 5.1. Transfers. Shares of stock shall be transferable on the books of the Association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Authority for such transfer shall be given only by the holder of record or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney authorized by a duly executed power of attorney and filed with the Association. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Association shall be deemed by the Association to be the owner for all purposes. The Board of Directors may impose conditions upon the transfer of the stock reasonably calculated to simplify the work of the Association with respect to stock transfers, voting at shareholder meetings, and related matters and to protect it against fraudulent transfers. Every person becoming a shareholder by such transfer shall in proportion to his shares, succeed to all rights of the prior holder of such shares. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Association. All certificates surrendered to the Association for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and cancelled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the savings bank as the Board of Directors may prescribe.

         Section 5.2. Stock Certificates. Certificates representing shares of capital stock of the Association shall be in such form as shall be determined by the Board of Directors. Certificates of stock shall bear the signature of the President (which may be engraved, printed or impressed), and shall be signed manually or by facsimile process by the Secretary, Assistant Secretary, Cashier, Assistant Cashier, or any other officer appointed by the Board of Directors for that purpose, to be known as an authorized officer, and the seal of the Association shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Association properly endorsed.

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



         The Board of Directors may adopt or utilize procedures for replacing lost, stolen, or destroyed stock certificates as permitted by law.

         The Association may establish a procedure through which the beneficial owner of shares that are registered in the name of a nominee may be recognized by the Association as the shareholder. The procedure may set forth: (i) the types of nominees to which it applies; (ii) the rights or privileges that the Association recognizes in a beneficial owner; (iii) how the nominee may request the Association to recognize the beneficial owner as the shareholder; (iv) the information that must be provided when the procedure is selected; (v) the period over which the Association will continue to recognize the beneficial owner as the shareholder; and (vi) other aspects of the rights and duties created.

                                   ARTICLE VI

                                 Corporate Seal

The President, the Cashier, the Secretary or any Assistant Cashier or Assistant Secretary, or other officer thereunto designated by the Board of Directors, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form:



                                   ARTICLE VII

                            Miscellaneous Provisions

         Section 7.1. Fiscal Year. The fiscal year of the Association shall be on the 31st of October of each year.

         Section 7.2. Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies, checks, drafts and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Association by the Chairperson of the Board of the Directors, or the President, or any Vice President, or the Secretary, or the Cashier, or, if in connection with the exercise of fiduciary powers of the Association, by any of those officers or by any trust officer. Any such instruments may also be executed, acknowledged, verified, delivered or accepted on behalf of the Association in such other manner and by such other officers as the Board of Directors may from time to time direct. The provisions of this Section 8.2 are supplementary to any other provision of these Bylaws.

         Section 7.3. Records. The Articles of Association, the Bylaws and the proceedings of all meetings of the shareholders, the Board of Directors, and standing committees of the Board of Directors, shall be recorded in appropriate minute books provided for that purpose. The minutes of each meeting shall be signed by the Secretary, Cashier or other officer appointed to act as secretary of the meeting.

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


                                  ARTICLE VIII

                                     Bylaws

         Section 8.1. Inspection. A copy of the Bylaws, with all amendments, shall at all times be kept in a convenient place at the main office of the Association, and shall be open for inspection to all shareholders during banking hours.

         Section 8.2. Amendments. The Bylaws may be amended, altered or repealed, at any regular meeting of the Board of Directors, by a vote of a majority of the total number of the directors. The Association's shareholders may amend or repeal the Bylaws even though the Bylaws may be amended or repealed by its Board of Directors.

         I, Jamie McReynolds certify that: (1) I am the duly constituted secretary or cashier of First Robinson Federal Savings Bank, N.A. and Secretary of its Board of Directors, and as such officer am the official custodian of its records; (2) the foregoing bylaws are the bylaws of the Association, and all of them are now lawfully in force and effect.

         I have hereunto affixed my official signature and the seal of the Association, in the City of Robinson, on this day of ____________, 1997.



                                                 -------------------------------
                                                 Jamie McReynolds
                                                 Secretary

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